Exhibit 99.1

Treace Announces Preliminary, Unaudited Fourth Quarter and Full-Year 2023 Revenue

Company to Present at J.P. Morgan Healthcare Conference on Tuesday, January 9, 2024 at 3:45 pm Pacific Time

PONTE VEDRA, Fla. – January 8, 2024 – Treace Medical Concepts, Inc. (“Treace” or the “Company”) (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities through its flagship Lapiplasty® and Adductoplasty® Procedures, today announced its preliminary, unaudited fourth quarter and full-year 2023 revenue results.

Highlights:

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Preliminary revenue of $61.8 million to $62.2 million in the fourth quarter of 2023, an approximate 25% increase at the midpoint over the same period in 2022.

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Preliminary revenue of $186.7 million to $187.1 million for the full-year 2023, an approximate increase of 32% at the midpoint compared to the prior year and above the high end of the previously provided revenue guidance range of $182 million to $186 million.

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Preliminary blended average revenue per Lapiplasty® procedure kit sold in the fourth quarter of 2023 was approximately $6,437, a record high and 9% increase over the same period in 2022.

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Substantial new active surgeon additions of approximately 164 in the fourth quarter of 2023 and approximately 468 for full-year 2023; Ended the year with approximately 2,855 active surgeons, a 20% increase compared to the prior year and approximately 29% of the estimated 10,000 U.S. surgeons performing bunion surgery.

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Ended the fourth quarter of 2023 with 227 direct quota carrying sales representatives, a 35% increase over year-end 2022 and 82% revenue contribution in the fourth quarter of 2023.

“We delivered another year of significant progress in 2023 and expect to remain on track to drive strong growth and profitably scale our business in the years ahead,” said John T. Treace, CEO, Founder and Board Member of Treace. “We believe we are driving a market conversion in a large, underserved market as the fastest-growing, publicly-traded company in foot and ankle with differentiated bunion, midfoot, and related complementary technologies. We also believe we are in a great position strategically with an expanding addressable market opportunity with new technologies, such as our Adductoplasty®, Hammertoe and SpeedPlate™ products, and more innovations to come, supported by differentiating clinical studies, continued strong additions to our surgeon base and a powerful, focused commercial organization. We look forward to aggressively pursuing these significant opportunities to drive the performance of the business and believe we have all the elements in place to deliver strong growth and sustained market penetration in 2024 and beyond.”

2024 Outlook

Treace plans to provide 2024 financial guidance during its fourth quarter 2023 earnings conference call, which is currently scheduled for Tuesday, February 27, 2024 at 4:30 p.m. Eastern Time.

The preliminary unaudited financial information in this press release has not been subject to the more rigorous standards of review for Treace’s filed financial statements, may be adjusted, including as a result of its internal closing processes and the external auditing procedures of its independent registered public accounting firm, and remains subject to change until the Company files its full financial statements for 2023.

Treace to Present at J.P. Morgan Healthcare Conference on Tuesday, January 9, 2024

John T. Treace, CEO, Founder and Board Member of Treace, will present at the J.P. Morgan Healthcare Conference on Tuesday, January 9, 2024 at 3:45 pm Pacific Time / 6:45 pm Eastern Time. Following this presentation, Mr. Treace will be joined by Mark Hair, CFO of Treace, for a question-and-answer session. A live webcast of this event, as well as an archived recording and presentation, will be available in the Investors section of Treace’s website at https://investors.treace.com/news-events/events-presentations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to the Company’s anticipated fourth quarter and full-year 2023 revenue and fourth quarter 2023 blended average revenue per Lapiplasty® procedure kit sold, as well as its belief that the Company remains on track to drive strong growth and profitably scale its business in the years ahead, is driving a market conversion in a large, underserved market as the fastest-growing company in foot and ankle, is in a great position strategically with an expanding addressable market opportunity with new technologies and more innovations to come, and that it has all the elements in place to deliver strong growth and sustained market penetration in 2024 and beyond. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s preliminary, unaudited results for the fourth quarter and full year ended December 31, 2023 reflect the Company’s current estimates based on information available as of the date of this press release and are subject to change, including as a result of the completion of the Company’s financial and operating closing procedures, customary audit procedures, and other developments that may occur before the completion of these procedures. Accordingly, you should not place undue reliance on these preliminary, unaudited results, which may differ materially from actual results and are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 65 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty®3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all 3 planes of the bunion deformity and address the root cause of the bunion, helping patients get back to their active lifestyles. Treace expanded its offering with the Adductoplasty® Midfoot Correction System, designed for reproducible correction of midfoot deformities, as well as its PEEK Hammertoe arthrodesis system, to further support the needs of bunion patients. The company continues to expand its footprint in the foot and ankle market with the introduction of its SpeedPlate™ Rapid Compression Implants, an innovative fixation platform with broad versatility across Lapiplasty® and Adductoplasty® procedures, as well as other common bone fusion procedures of the foot. For more information, please visit www.treace.com.

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Contacts:

Treace Medical Concepts, Inc.

Julie Dewey, IRC

Chief Communications & Investor Relations Officer

jddewey@treace.com | 209-613-6945